Exhibit 99.1

Eric Yeaman

Chief Executive Officer and Chief Financial Officer

(408) 907-1642

ir@turnstone.com

Web Site: www.turnstone.com

TURNSTONE SYSTEMS ANNOUNCES CHANGE OF CEO

SANTA CLARA, CA – September 2, 2003 – Turnstone Systems, Inc. (Nasdaq:TSTN) today announced that Richard N. Tinsley has stepped down as the company’s President and Chief Executive Officer, effective August 31, 2003. Mr. Tinsley will continue to serve as a member of the company’s board of directors. Mr. Tinsley’s decision to step down resulted from the approval on August 6, 2003 by the company’s board of directors of a plan of complete liquidation and dissolution of Turnstone Systems, subject to stockholder approval at the company’s 2003 annual meeting. Eric S. Yeaman, the company’s chief financial officer, has been named the new Chief Executive Officer.

About Turnstone Systems

Turnstone Systems is based in Santa Clara, California. For more information about Turnstone Systems, visit www.turnstone.com, email ir@turnstone.com or phone the toll-free number 877-8-COPPER.